SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                October 30, 2007

                              GULF RESOURCES, INC.
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             (Exact Name of Registrant as Specified in its Charter)

     Delaware                      000-20936                   13-3637458
     --------                      ---------                   ----------
     State of                      Commission                  IRS Employer
     Incorporation                 File Number                 I.D. Number

        CHEMING INDUSTRIAL PARK, UNIT - HAOYUAN CHEMICAL COMPANY LIMITED,
                     SHOUGUANG CITY, SHANDONG, CHINA 262714
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                     Address of principal executive offices

                  Registrant's telephone number: (310)-470-2886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Election of a Directors.

On October 30, 2007, Gulf Resources, Inc. (the "Company") announced that the Board of Directors of Gulf Resources, Inc. (the "Company") increased the size of the Company's Board of Directors from two to four and elected Richard Khaleel and Min Li as directors of the Company to fill such vacancies created by such increase to the number of members constituting the Board of Directors. In addition, the Board of Directors appointed Mr. Khaleel to the Company's audit committee.

Mr. Khaleel, a recognized marketing and branding expert with wide-ranging business experience, was from 2003-2007 Executive Vice President and Chief Marketing Officer for the Bank of New York, one of the world's leading global financial services companies, where he helped create and implement programs that grew the institutional asset management business from $90 billion to over $130 billion. From 1996-2004, Mr. Khaleel was Chief Creative Marketing Officer at Alliance Bernstein LP, where he led development and execution of marketing programs for its institutional and retail business as the firm grew from $150 billion to $500 billion in assets under management. From 1994 - 2006, Mr. Khaleel was vice president of marketing for CNBC, responsible for all consumer marketing, strategic planning, positioning and promotions. Mr. Khaleel previously worked in senior marketing positions at various global advertising agencies for companies such as Bristol-Meyers, Proctor & Gamble, Johnson & Johnson, and General Foods. He received a degree in Political Science from Princeton University and an MBA in Finance from New York University.

Min Li, the Company's Chief Financial Officer since December 2006, has served as Chief Financial Officer for Shouguang City Haoyuan Chemical Company Limited since January 2006. From 2004 to 2006, Mr. Li served as Manager of Financial and Asset Management Department for Shouguang City Yuxin Chemical Company Limited. From 2000 to 2004, Mr. Li served as Manager of Accounting Department for the Yang Kou Brach of the China Construction Bank.

Mr. Khaleel will receive compensation of $32,500 per annum for his service as a director, and may receive further compensation in accordance with the Company's customary director compensation policies regarding Board members who are not executive officers of the Company. Mr. Khaleel will also receive three annual grants of options to purchase 25,000 shares of the Company's common stock, at an exercise price of the closing sale price of such stock on each respective grant date, contingent upon his continued service to the Company.

There are no arrangements or understandings between each of Messrs. Khaleel and Min and the Company or any other persons, pursuant to which each was selected as a director. There are no transactions in which each of Messrs. Khaleel and Min has an interest requiring disclosure under Item 404(a) of Regulation S-B.

Item 7.01. Regulation FD Disclosure.

On October 30, 2007, the Company issued a press release announcing the appointment of Richard E. Khaleel to its Board of Directors. A copy of such press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

      (c)   Exhibits.

            99.1  Press Release dated October 30, 2007


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2007

                                                     GULF RESOURCES, INC.


                                                     By: /s/ Min Li
                                                         -----------------------
                                                         Min Li
                                                         Chief Financial Officer


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